Exhibit 2.3

12 September 2024

PEARSON FUNDING PLC

as Issuer

PEARSON PLC

as Guarantor

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

as Trustee

TRUST DEED

constituting £350,000,000 5.375 per cent.

Guaranteed Notes due 2034

-i-

Schedule 2 Form of Definitive Note and Coupon	50

Part A Form of Definitive Note	50

Part B Terms and Conditions of the Notes	55

Schedule 3 Provisions for meetings of Noteholders	74

Schedule 4 Form of Directors’ Certificate	88

-ii-

THIS TRUST DEED is made on 12 September 2024.

BETWEEN:

(1)

PEARSON FUNDING PLC (formerly known as Pearson Funding Five plc), a company incorporated under the laws of England and Wales with company number 08422787, whose registered office is at 80 Strand, London, WC2R 0RL, United Kingdom (the Issuer);

(2)	PEARSON PLC, a company incorporated under the laws of England and Wales with company number 00053723, whose registered office is at 80 Strand, London, WC2R 0RL, United Kingdom (the Guarantor); and

(3)

THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated under the laws of England and Wales, whose registered office is at Eighth Floor, 100 Bishopsgate, London EC2N 4AG, United Kingdom (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and Couponholders (each as defined below).

WHEREAS:

(A)

By a resolution of Board of Directors of the Issuer passed on 2 September 2024 the Issuer has resolved to issue £350,000,000 in aggregate principal amount of 5.375 per cent. Guaranteed Notes due 2034 to be constituted by this Trust Deed.

(B)

By a resolution of the standing committee of the Guarantor passed on 2 September 2024, the Guarantor has agreed to guarantee the said Notes and to enter into certain covenants as set out in this Trust Deed.

(C)	The said Notes will be in bearer form with Coupons attached.

(D)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	Definitions

1.1	In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Agency Agreement means the paying agency agreement appointing the initial Paying Agents in relation to the Notes and any other agreement for the time being in force appointing successor paying agents in relation to the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Notes;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

Auditors means the independent auditors for the time being of the Issuer or the Guarantor (as the case may be) or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such financial advisors as may be nominated by the Issuer or, as the case may be, the Guarantor and approved by the Trustee or, failing such nomination or approval, as may be nominated by the Trustee in each case for the purposes of these presents;

Change of Control Triggering Event has the meaning set out in Condition 7.8;

Clearstream, Luxembourg means Clearstream Banking, S.A.;

Conditions means the Terms and Conditions of the Notes in the form set out in Schedule 2 as the same may from time to time be modified in accordance with these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to the Notes be construed accordingly;

Couponholders means the several persons who are for the time being holders of the Coupons;

Coupons means the bearer interest coupons appertaining to the Notes in definitive form or, as the context may require, a specific number thereof and includes any replacements for Coupons issued pursuant to Condition 12 (Replacement of Notes and Coupons);

Euroclear means Euroclear Bank SA/NV;

Event of Default means any of the conditions, events or acts provided in Condition 10 (Events of Default) to be events upon the happening of which the Notes would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 1 of Schedule 3;

FATCA Withholding means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the US Internal Revenue Code of 1986 (the Code) or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations thereunder, any official interpretations thereof or any law implementing an intergovernmental approach thereto;

Global Note means the Temporary Global Note and/or the Permanent Global Note, as the context may require;

holding company means a holding company within the meaning of section 1159 of the Companies Act 2006 of Great Britain;

ISM means the International Securities Market of the London Stock Exchange plc;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses (in the case of costs and expenses, properly incurred) on a full indemnity basis;

Material Company has the meaning set out in Condition 10.2;

Noteholders means the several persons who are for the time being holders of the Notes save that, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common safe-keeper for Euroclear and Clearstream, Luxembourg or, in respect of Notes in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records (in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding) of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular principal amount of the Notes shall be deemed to be the holder of such principal amount of such Notes (and the holder of the relevant Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such principal amount of such Notes, the rights to which shall be vested, as against the Issuer and the Trustee, solely in such common safe-keeper and for which purpose such common safekeeper shall be deemed to be the holder of such principal amount of such Notes in accordance with and subject to its terms and the provisions of these presents; and the words holder and holders and related expressions shall (where appropriate) be construed accordingly;

Notes means the notes in bearer form comprising the said £350,000,000 in aggregate principal amount of 5.375 per cent. Guaranteed Notes due 2034 of the Issuer hereby constituted or the principal amount thereof for the time being outstanding or, as the context may require, a specific number thereof and includes any replacements for Notes issued pursuant to Condition 12 (Replacement of Notes and Coupons) and (except for the purposes of Clause 3) the Temporary Global Note and the Permanent Global Note;

Outstanding means in relation to the Notes all the Notes issued other than:

(a)	those Notes which have been redeemed pursuant to these presents;

(b)

those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent, as applicable, in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the Noteholders in accordance with Condition 13 (Notices)) and remain available for payment against presentation of the relevant Notes and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Condition 7 (Redemption and Purchase);

(d)	those Notes which have become void under Condition 9 (Prescription);

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12 (Replacement of Notes and Coupons);

(f)

for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 12 (Replacement of Notes and Coupons); and

(g)	any Global Note to the extent that it shall have been exchanged for another Global Note in respect of the Notes or for the Notes in definitive form pursuant to its provisions;

provided that for each of the following purposes, namely:

(i)

the right to attend and vote at any meeting of the Noteholders or any of them, an Extraordinary Resolution in writing, an Extraordinary Resolution by way of electronic consents through the relevant clearing system(s), an Ordinary Resolution in writing or an Ordinary Resolution by way of electronic consents through the relevant clearing system(s) as envisaged by paragraph 1 of Schedule 3 and any direction or request by the holders of the Notes;

(ii)

the determination of how many and which Notes are for the time being outstanding for the purposes of subclause 9.1, Conditions 11 (Enforcement) and 15 (Meetings of Noteholders, Modification, Waiver, Authorisation and Determination) and paragraphs 4, 7 and 9 of Schedule 3;

(iii)

any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders or any of them; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Noteholders or any of them,

those Notes (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, the Guarantor, any Subsidiary of the Issuer or Guarantor, any holding company of the Issuer or Guarantor or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means the several institutions (including where the context permits the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to the Notes by the Issuer and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation to the Notes;

Permanent Global Note means the permanent global note in respect of the Notes to be issued pursuant to Clause 3.3 in the form or substantially in the form set out in Schedule 1 Part B;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Principal Paying Agent means the institution at its specified office initially appointed as principal paying agent in relation to the Notes by the Issuer and the Guarantor pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to the Notes;

Relevant Date has the meaning set out in Condition 8 (Taxation);

Relevant Jurisdiction has the meaning set out in Condition 8 (Taxation);

repay, redeem and pay shall each include both the others and cognate expressions shall be construed accordingly;

Stock Exchange means the London Stock Exchange plc;

Subsidiary has the meaning set out in Condition 7.8 (Redemption and Purchase – Interpretation);

Successor means, in relation to the Principal Paying Agent and the other Paying Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents, and/or the Agency Agreement (as the case may be) and/or such other or further principal paying agent and paying agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same place as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and, if applicable, the Guarantor, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to subclause 1.1(a) of the Agency Agreement in accordance with Condition 13 (Notices);

Temporary Global Note means the temporary global note in respect of the Notes to be issued pursuant to Clause 3.1 in the form or substantially in the form set out in Schedule 1 Part A;

these presents means this Trust Deed and the Schedules and any deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Coupons and the Conditions, all as from time to time modified in accordance with the provisions herein or therein contained;

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee; and

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000.

1.2	(a)	Words denoting the singular shall include the plural and vice versa, words denoting one gender only shall include the other genders and words denoting persons only shall include firms and corporations and vice versa.

	(b)	All references in these presents to principal and/or interest in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantor under these presents shall be deemed to include, in the case of amounts of principal payable, a reference to any specific redemption amount (as defined in the relevant Conditions) and, in any case, a reference to any additional amounts which may be payable under Condition 8 (Taxation) or, if applicable, under any undertaking or covenant given pursuant to subclause 14(q) or subclause 22(b)(ii).

	(c)	All references to “GBP”, “sterling” and “£” shall be construed as references to the lawful currency for the time being of the United Kingdom.

	(d)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification, amendment or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification, amendment or re-enactment.

	(e)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

	(f)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

	(g)	All references in these presents to taking proceedings against the Issuer and/or the Guarantor shall be deemed to include references to proving in the winding up of the Issuer and/or the Guarantor (as the case may be).

(h)	All references in these presents to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system as is approved by the Trustee.

(i)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 2006 of the United Kingdom.

(j)

In this Trust Deed references to Schedules, Clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(k)	In these presents tables of contents and clause headings are included for ease of reference and shall not affect the construction of these presents.

(l)

All references in these presents to Notes being “listed” or “having a listing” shall, in relation to the Stock Exchange, be construed to mean that such Notes have been admitted to trading on the ISM and all references in these presents to “listing” or “listed” shall include references to “quotation” and “quoted”, respectively;

(m)

All references in these presents to the “records” of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interest in the Notes.

(n)

Unless the context otherwise requires, any reference to EU legislation, regulatory requirement, or guidance should be read as a reference to that EU legislation, regulatory requirement or guidance as it forms part of UK domestic law pursuant to the European Union (Withdrawal) Act 2018 or as otherwise adopted under, or given effect to in, UK legislation or the UK regulatory regime (UK assimilated Legislation, Regulatory Requirement, or Guidance) and any references to EU competent authorities should be read as references to the relevant UK competent authority.

2.	Covenant to repay and to pay interest on the Notes

2.1	The aggregate principal amount of the Notes is limited to £350,000,000.

2.2

The Issuer covenants with the Trustee that it will, in accordance with these presents, on the due date for the final maturity of the Notes provided for in the Conditions, or on such earlier date as the same or any part thereof may become due and repayable thereunder, pay or procure to be paid unconditionally to or to the order of the Trustee in sterling in London in immediately available funds the principal amount of the Notes repayable on that date and shall in the meantime and until such date (both before and after any judgment or other order of a court of competent jurisdiction) pay or procure to be paid unconditionally to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the principal amount of the Notes at the rate of 5.375 per cent. per annum payable annually in arrear on 12 September, the first such payment (representing a full year’s interest) to be made on 12 September 2025 provided that:

(a)

every payment of principal or interest in respect of the Notes to or to the order of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the relevant covenant by the Issuer in this Clause except to the extent that there is default in the subsequent payment thereof in accordance with the Conditions to the Noteholders or Couponholders (as the case may be);

(b)

in any case where payment of principal is not made to the Trustee or the Principal Paying Agent on or before the due date, interest shall continue to accrue on the principal amount of the Notes (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made to the Noteholders in respect thereof as stated in a notice given to the Noteholders in accordance with Condition 13 (Notices) (such date to be not later than 30 calendar days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(c)

in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by proviso (b) above) interest shall accrue on that principal amount payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rate aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in sterling payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder (in accordance with Condition 13 (Notices)) that the full amount (including interest as aforesaid) in sterling payable in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders and the Couponholders and itself in accordance with these presents.

2.3	Trustee’s requirements regarding Paying Agents

At any time after an Event of Default or a Potential Event of Default shall have occurred or if there is failure to make payment of any amount in respect of any Note when due or the Trustee shall have received any money which it proposes to pay under Clause 10 to the Noteholders and/or Couponholders, the Trustee may:

(a)

by notice in writing to the Issuer, the Guarantor, the Principal Paying Agent and the other Paying Agents require the Principal Paying Agent and the other Paying Agents pursuant to the Agency Agreement:

(i)

to act thereafter as Principal Paying Agent and Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes and available for such purpose) and thereafter hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; or

(ii)

to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Paying Agent is obliged not to release by any law or regulation; and/or

(b)

by notice in writing to the Issuer and the Guarantor require each of them to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and the Guarantor and until such notice is withdrawn proviso (a) to subclause 2.2 of this Clause relating to the Notes shall cease to have effect.

2.4	Further issues

(a)

The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further notes or bonds either (i) having the same terms and conditions in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Notes and/or the further notes or bonds of any other series or (ii) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

(b)

Any further notes or bonds which are to be created and issued pursuant to the provisions of paragraph 2.4(a)(i) above so as to form a single series with the Notes and/or the further notes or bonds of any other series shall be constituted by a deed supplemental to this Trust Deed and any other further notes or bonds which are to be created and issued pursuant to the provisions of paragraph 2.4(a)(ii) above may (subject to the consent of the Trustee) be constituted by a deed supplemental to this Trust Deed. In any such case the Issuer and the Guarantor shall prior to the issue of any further notes or bonds to be so constituted execute and deliver to the Trustee a deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) containing a covenant by the Issuer in the form mutatis mutandis of subclause 2.2 in relation to the principal and interest in respect of such further notes or bonds and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require in order to give effect to such issue of further notes or bonds.

(c)	A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer and the Guarantor on their duplicates of this Trust Deed.

(d)

Whenever it is proposed to create and issue any further notes or bonds the Issuer shall give to the Trustee not less than 14 calendar days’ notice in writing of its intention so to do stating the amount of further notes or bonds proposed to be created and issued.

3.	Form and issue of Notes and Coupons

3.1

The Notes shall be represented initially by the Temporary Global Note which the Issuer shall issue to a common safe-keeper on terms that such common safekeeper shall hold the same for the account of the persons who would otherwise be entitled to receive the Notes in definitive form (Definitive Notes) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream, Luxembourg for the time being.

3.2

The Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 Part A and may be a facsimile. The Temporary Global Note shall be in the aggregate principal amount of £350,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent and shall be effectuated by the common safe-keeper acting on the instructions of the Principal Paying Agent. The Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.3

The Issuer shall issue the Permanent Global Note in exchange for the Temporary Global Note in accordance with the provisions thereof. The Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 Part B and may be a facsimile. The Permanent Global Note shall be in the aggregate principal amount of up to £350,000,000 and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent and shall be effectuated by the common safe-keeper acting on the instructions of the Principal Paying Agent. The Permanent Global Note so executed, authenticated and effectuated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.4

The Issuer shall issue Definitive Notes (together with the unmatured Coupons attached) in exchange for the Temporary Global Note and/or the Permanent Global Note in accordance with the provisions thereof.

3.5

The Definitive Notes and the Coupons shall be in bearer form in the respective forms or substantially in the respective forms set out in Schedule 2 and the Definitive Notes shall be issued in the denominations of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000 each (serially numbered) and shall be endorsed with the Conditions. Title to the Definitive Notes and the Coupons shall pass by delivery.

3.6

The Definitive Notes shall be signed manually or in facsimile by one of the Directors of the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Coupons shall not be signed.

3.7

The Issuer may use the facsimile signature of any person who at the date such signature is affixed is a person duly authorised by the Issuer or is a Director of the Issuer as referred to in subclauses 3.2, 3.3 and 3.6 above notwithstanding that at the time of issue of the Temporary Global Note, the Permanent Global Note or any of the Definitive Notes, as the case may be, he may have ceased for any reason to be so authorised or to be the holder of such office. The Definitive Notes so signed and authenticated, and the Coupons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer.

4.	Fees, duties and taxes

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (a) the execution and delivery of these presents, (b) the constitution and issue of the Notes and the Coupons and (c) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	Covenant of compliance

Each of the Issuer and the Guarantor severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantor, the Noteholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Notes and the Coupons as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Notes and the Coupons. The Trustee will hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.	Cancellation of Notes and records

6.1

The Issuer shall procure that all Notes issued by it (a) which are redeemed or (b) which are purchased and surrendered for cancellation by or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (Replacement of Notes and Coupons) (together in each case, in the case of Definitive Notes, with all unmatured Coupons attached thereto or delivered therewith) and all Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (Replacement of Notes and Coupons) shall forthwith be cancelled by or on behalf of the Issuer. A certificate stating:

(a)	the aggregate principal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)

the aggregate principal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer and the Guarantor and cancelled and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of the Coupons attached thereto or surrendered therewith;

(f)

the aggregate principal amounts of Notes and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons; and

(g)

the total number of each denomination by maturity date of unmatured Coupons missing from Notes in definitive form which have been redeemed or surrendered and replaced and the serial numbers of the Notes in definitive form to which the missing unmatured Coupons appertained, shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of any such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon respectively and of cancellation of the relative Notes and Coupons.

6.2	The Issuer shall procure (a) that the Principal Paying Agent shall keep a full and complete record of all Notes and Coupons (other than serial numbers of

Coupons) and of their redemption, cancellation, payment or exchange (as the case may be) and of all replacement notes or coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons and (b) that such records shall be made available to the Trustee at all reasonable times.

7.	Guarantee

7.1

The Guarantor hereby irrevocably and unconditionally, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any Subsidiary of the Guarantor, guarantees to the Trustee:

(a)	the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on the Notes and of any other amounts payable by the Issuer under these presents; and

(b)	the due and punctual performance and observance by the Issuer of each of the other provisions of these presents on the Issuer’s part to be performed or observed.

7.2

If the Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount payable on the Notes or under these presents, the Guarantor shall cause each and every such payment to be made as if the Guarantor instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer’s obligations) to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

7.3

If any payment received by the Trustee or any Noteholder or Couponholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the Trustee and the Noteholders and/or Couponholders (as the case may be) in respect thereof provided that the obligations of the Issuer and/or the Guarantor under this subclause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

7.4

The Guarantor hereby agrees that its obligations under this Clause shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the

Issuer by or on behalf of the Noteholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to subclause 19.1, whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of the Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

7.5

Without prejudice to the provisions of subclause 9.1 the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

7.6

The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

7.7	If any moneys shall become payable by the Guarantor under this guarantee the Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)

in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)	in respect of any other moneys for the time being due to the Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy,

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee). If,

notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all amounts payable under these presents shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10.

7.8	Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this guarantee, without liability to pay interest on those moneys.

7.9

The obligations of the Guarantor under these presents constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 4 (Negative Pledge)) unsecured obligations of the Guarantor and rank and will rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

8.	Enforcement

8.1

The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps as it may think fit against or in relation to each of the Issuer and the Guarantor to enforce their respective obligations under these presents.

8.2

Proof that as regards any specified Note or Coupon the Issuer or the Guarantor (as the case may be) has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.	Action, proceedings and indemnification

9.1

The Trustee shall not be bound to take any action in relation to these presents (including but not limited to the giving of any notice pursuant to Condition 10 (Events of Default) or the taking of any proceedings and/or other steps mentioned in subclause 8.1) unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

9.2

Only the Trustee may enforce the provisions of these presents. No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails, or is unable, to do so within 60 days and such failure or inability is continuing.

10.	Application of moneys

All moneys received by the Trustee under these presents (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under Condition 9 (Prescription)) shall be held by the Trustee upon trust to apply them (subject to Clause 12):

(a)	First, in payment or satisfaction of all amounts then due and unpaid to the Trustee and/or any Appointee;

(b)	Secondly, in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes; and

(c)

Thirdly, in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantor and any other person).

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 9 (Prescription), the Trustee will hold such moneys on the above trusts.

11.	Notice of payments

The Trustee shall give notice to the Noteholders in accordance with Condition 13 (Notices) of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 6 (Payments) and any payment so made shall be a good discharge to the Trustee.

12.	Deposits

12.1

No provision of these presents shall (a) confer on the Trustee any right to exercise any investment discretion in relation to the assets subject to the trust constituted by these presents and, to the extent permitted by law, Section 3 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents and (b) require the Trustee to do anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder.

12.2	The Trustee may place moneys in respect of the Notes or Coupons on deposit in its name or under its control in an account at such bank or other financial institution as the Trustee may, in its absolute discretion, think fit. If that bank or financial institution is the Trustee or a subsidiary, holding company or associated company of the Trustee, the Trustee need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise. Moneys held by the Trustee need not be segregated except as required by law.

12.3

The parties acknowledge and agree that in the event that any deposits in respect of the Notes are held by a bank or a financial institution in the name of the Trustee and the interest rate in respect of certain currencies is a negative value such that the application thereof would result in amounts being debited from funds held by such bank or financial institution, the Trustee shall not be liable to make up any shortfall or be liable for any loss. The Trustee may at its discretion accumulate such deposits and the resulting interest and other income derived thereon. The accumulated deposits shall be applied under Clause 10 (Application of moneys).

13.	Partial payments

Upon any payment under Clause 10 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	Covenants by the Issuer and the Guarantor

Each of the Issuer and the Guarantor severally covenants with the Trustee that so long as any of the Notes remains outstanding it shall:

(a)	at all times maintain Paying Agents, in accordance with the Conditions;

(b)

at all times keep and procure that each of the Material Companies shall keep and use all reasonable endeavours to procure that each of its Subsidiaries shall keep, proper books of account and allow the Trustee and any person appointed by it to whom the Issuer, the Guarantor or the Material Company (as the case may be) shall have no reasonable objection free access to such books at all reasonable times during normal business hours, provided that the Trustee shall only use information so obtained in connection with the performance of its duties under these presents or by operation of law;

(c)	give notice in writing to the Trustee of the occurrence of any Event of Default, Potential Event of Default or Change of Control Triggering

Event forthwith upon the Issuer becoming aware thereof and without waiting for the Trustee to take any action mentioned in Condition 10 (Events of Default);

(d)

send to the Trustee at the time of the issue thereof two copies of every balance sheet, profit and loss account and annual or interim report issued by the Issuer and/or the Guarantor to its shareholders (or any class thereof) in their capacity as such and make available for inspection by Noteholders and Couponholders at the specified office of the Principal Paying Agent and each of the other Paying Agents copies of each annual report sent to the Trustee as aforesaid as soon as practicable after the date of the issue thereof;

(e)

send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantor) two copies of all notices, statements and circulars which are issued to the shareholders of the Issuer or the Guarantor and which contain information having a material bearing on the interests of the Noteholders as soon as practicable, but in any event not later than 30 calendar days after the time of the issue thereof and make available to the Paying Agents as many copies of such notices, statements and circulars as they may reasonably require in order to satisfy requests therefor from Noteholders;

(f)

to the extent not prohibited by law execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to the terms and conditions of these presents;

(g)

take all reasonable steps to require that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment of the Notes or any of them to the Noteholders or of any of the Coupons to the Couponholders, receive unconditionally the full amount in sterling of the moneys payable on such due date on all such Notes or, as the case may be, all such Coupons;

(h)

at all times use its best endeavours to obtain and maintain the listing of the Notes on the Stock Exchange and of any further Notes on such exchange (if any) as may be agreed with the Trustee or, if, in either such case, it is unable to do so having used such best endeavours, use all reasonable endeavours to obtain and maintain a quotation for or listing of the relevant Notes on such other stock exchange or exchanges as it may (with the approval of the Trustee) determine and will give notice thereof to the Noteholders in accordance with Condition 13 (Notices) and shall also use all reasonable endeavours to procure that there will at all times be furnished to any stock exchange on which the Notes are for the time being quoted or listed such information and undertakings as such stock exchange may require to be furnished in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange;

(i)

comply with all its obligations under the Agency Agreement and not make any modification or amendment to such Agreement without the prior written consent of the Trustee and use all reasonable endeavours to procure that the other parties thereto comply with all their respective obligations thereunder;

(j)

give to the Trustee notice of its intention to redeem any of the Notes pursuant to Condition 7.2 (Redemption and Purchase – Redemption for Taxation Reasons) or Condition 7.3 (Redemption and Purchase – Redemption at the Option of the Issuer) as soon as practicable and in any event not later than 14 calendar days prior to the date of publication of any notice of redemption which is given to Noteholders pursuant to Condition 13 (Notices);

(k)	send to the Trustee, not later than the date of publication, two copies of each notice regarding the Notes published in accordance with Condition 13 (Notices);

(l)

send to the Trustee, at the time of sending its annual accounts and in any event not later than 180 calendar days after the end of the Issuer’s financial year and also within 14 calendar days after any request by the Trustee, a certificate of the Issuer and Guarantor in or substantially in the form set out in Schedule 4 signed by any two Directors of the Issuer (or any Director and the company secretary) and any two Directors of the Guarantor (or any Director and the company secretary or deputy company secretary) to the effect that to the best of the knowledge, information and belief of the Issuer and the Guarantor:

(i)

there did not exist, as at a date not more than ten calendar days prior to the date of the certificate, any Event of Default, Potential Event of Default or Change of Control Triggering Event or, if such Event of Default, Potential Event of Default or Change of Control Triggering Event did then exist, specifying the same; and

(ii)

since the last certificate (or, in the case of the first such certificate, the date hereof) each of the Issuer and the Guarantor has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(m)

in the event of any Noteholder or, as the case may be, Couponholder having been refused unconditional payment of any sum due in respect of any of the Notes or the Coupons (as the case may be) by any Paying Agent forthwith procure that upon the Principal Paying Agent receiving the full amount due to enable such payments to be made it will give notice to the Noteholders in accordance with Condition 13 (Notices) that such amount has been received;

(n)	give to the Trustee notice of its intention to remove any Paying Agent at least seven days before notice of any such change is given to Noteholders in accordance with Condition 13 (Notices);

(o)

deliver to the Trustee as soon as possible upon being so requested in writing by the Trustee, a certificate of the Issuer (signed on behalf of the Issuer by one of its Directors) or, as appropriate, a certificate of the Guarantor (signed on behalf of the Guarantor by one of its Directors) setting out the total number of Notes which, at the date of such certificate, are beneficially held by or on behalf of the Issuer, the Guarantor, any Subsidiary of the Issuer or the Guarantor, any holding company of the Issuer or the Guarantor or any Subsidiary of any such holding company;

(p)

deliver to the Trustee, as soon as practicable after delivery of any annual report of the Issuer and/or Guarantor to the Trustee pursuant to paragraph (d) of this clause and in any event within 180 calendar days of the end of its financial year, a certificate setting out a list of names of the Material Companies as at the end of such financial year or (as the case may be) as at the date of such request or, if appropriate, a certificate stating that there are no Material Companies;

(q)

if payments of principal or interest in respect of the Notes or the Coupons by or on behalf of the Issuer or the Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or any such political sub-division or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political subdivision or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such Trust Deed also (where applicable) to modify Condition 7.2 (Redemption for Taxation Reasons) so that such Condition shall make reference to the other or additional territory, any political sub-division and any authority therein or thereof having power to tax; and

(r)

provide the Trustee with information that it is reasonably able to provide about the source and character for US federal tax purposes of any payment to be made by it pursuant to these presents so as to enable the Trustee to determine whether and in what amount the Trustee is obliged to make any FATCA Withholding.

15.	Remuneration and indemnification of Trustee

15.1

The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate and to be paid on such dates as may from time to time be agreed between the Issuer and the Trustee. Upon the issue of any further Notes the rate of remuneration in force immediately prior thereto shall be increased by such amount as shall be agreed between the Issuer and the Trustee, such increased remuneration to be calculated from such date as shall be agreed as aforesaid. The rate of remuneration in force from time to time may upon the final redemption of the whole of the Notes be reduced by such amount as shall be agreed between the Issuer and the Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders and Couponholders as provided in Clause 10 hereof) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or, as the case may be, the Trustee provided that if upon due presentation of any Note or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

15.2

In the event of the occurrence of an Event of Default, a Potential Event of Default or Change of Control Triggering Event the Issuer agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Trustee considers it expedient or necessary or being requested by the Issuer or the Guarantor to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates from time to time).

15.3	The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4	In the event of the Trustee and the Issuer failing to agree:

(a)	(in a case to which the second sentence of subclause 15.1 above applies) upon the amount of the remuneration; or

(b)

(in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon the amount of such additional remuneration, such matters shall be determined by an investment bank or other appropriate person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank or other appropriate person being payable by the Issuer) and the determination of any such investment bank or other appropriate person shall be final and binding upon the Trustee and the Issuer.

15.5

The Issuer shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

15.6

All amounts payable pursuant to subclause 15.5 and/or 16(cc) shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest of 3.000 per cent. above the base rate, from time to time, of National Westminster Bank PLC from the date such demand is made, and in all other cases shall (if not paid within 30 calendar days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such thirtieth calendar day of such other date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.7	Unless otherwise specifically stated in any discharge of these presents the provisions of this clause and Clause 16(cc) shall continue in full force and effect notwithstanding such discharge.

16.	Supplement to Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.

The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)

The Trustee may in relation to these presents act on the advice or opinion of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantor, the Trustee or otherwise and whether or not subject to any cap on liability and shall not be responsible for any Liability occasioned by so acting.

(b)

Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission, email or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission, email or cable although the same shall contain some error or shall not be authentic.

(c)

The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors (or any Director and the company secretary) of the Issuer and/or by any two Directors (or any Director and the company secretary or deputy company secretary) of the Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)

The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit provided that, unless it is required in connection with the enforcement of the obligations of the Issuer under these presents or unless it comprises the holding or placing of such documents in the United Kingdom, the Trustee may not take any such action if a liability to stamp duty or other taxes would thereby arise.

(e)

The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or definitive Notes or the delivery of any Global Note or definitive Notes to the person(s) entitled to it or them.

(f)

The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control or Triggering Event has happened and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default, Change of Control or Triggering Event has happened and that each of the Issuer and the Guarantor is observing and performing all its obligations under these presents.

(g)

Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(h)

The Trustee shall not be liable to any person by reason of having acted upon any Ordinary Resolution or Extraordinary Resolution in writing, any Extraordinary Resolution or Ordinary Resolution passed by way of electronic consents received through the relevant clearing system(s) in accordance with these presents or any Extraordinary, Ordinary or other resolution purporting to have been passed at any meeting of Noteholders in respect whereof minutes have been made and signed or any direction or request of Noteholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Ordinary Resolution or Extraordinary Resolution in writing) that not all Noteholders had signed the relevant Ordinary or Extraordinary Resolution or (in the case of an Extraordinary Resolution or Ordinary Resolution passed by electronic consents received through the relevant clearing system(s)) it was not approved by the requisite number of Noteholders or that for any reason the resolution was not valid or binding upon such Noteholders and the relative Couponholders.

(i)

The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)

Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively and, in determining whether any approval required of the Trustee has been withheld reasonably or unreasonably, such determination shall be made by reference only to the interests of the Noteholders.

(k)

The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or the Guarantor or any other person in connection with these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information and the Trustee shall not (unless and to the extent ordered as aforesaid or unless, following the occurrence of an Event of Default or a Potential Event of Default, the Trustee considers it necessary or expedient in the interests of the Noteholders so to do in connection with the convening of a meeting of the Noteholders arising out of or in connection with such Event of Default or Potential Event of Default or unless the Trustee considers it necessary or expedient in the interests of the Noteholders so to do in connection with any proposal which the Issuer may put to the Noteholders) so disclose any confidential, financial, price sensitive or other information so made available.

(l)

Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer or the Guarantor as relevant and any rate, method and date so agreed shall be binding on the Issuer, the Guarantor, the Noteholders and the Couponholders.

(m)

The Trustee as between itself and the Noteholders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and Couponholders.

(n)

In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except, in the case of the Issuer or the Guarantor (as the case may be), to the extent provided for in Condition 8 (Taxation) and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(o)

Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(p)

The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not but not being a person or body of persons to whom the Issuer may reasonably object) all or any of its trusts, powers, authorities and discretions under these presents except that the Trustee may not delegate the power of certification of material prejudice referred to in Condition 10 (Events of Default) or any determination referred to in Clause 16(n) or the right to give notice to the Issuer declaring that the Notes are immediately due and repayable as referred to in Condition 10 (Events of Default) unless before such delegation the Trustee provides to the Issuer confirmation in writing that the Trustee has been advised by its legal advisers that it would be appropriate to delegate that power or, as the case may be, right (with or without any other trusts, powers, authorities and discretions) to another person or persons or fluctuating body of persons because of a conflict of interest, or possible conflict of interest, and/or any other similar circumstance which the Trustee might face or be subjected to as the Trustee of these presents if it were not to delegate that right. Such delegation may be made upon such terms (including (subject to the consent of the Trustee) power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that it shall have exercised reasonable care in the selection of such delegate, the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(q)

The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person but not being a person to whom the Issuer may reasonably object) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that it shall have exercised reasonable care in the selection of such agent, the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(r)

The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(s)

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(t)

The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of Notes represented by a Global Note standing to the account of any person. Any such records, certificate or other document shall be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(u)

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(v)

Subject to the requirements, if any, of the Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under these presents without executing or filing any paper or document or any further act on the part of the parties thereto.

(w)

The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer will be able to indemnify it against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it and on such demand being made the Issuer shall be obliged to make payment of all such sums in full.

(x)

No provision of these presents shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or Liability is not assured to it.

(y)

Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to subclause 14(o)) that no Notes are held by, for the benefit of, or on behalf of, the Issuer, the Guarantor, any Subsidiary of the Issuer and the Guarantor, any holding company of the Issuer and the Guarantor or any other Subsidiary of such holding company.

(z)

The Trustee shall have no responsibility whatsoever to the Issuer, the Guarantor, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(aa)

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

(bb)

The Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it if such act or omission is in accordance with the provisions of these presents.

(cc)

Without prejudice to the right of indemnity by law given to trustees and subject to Clause 17, each of the Issuer and the Guarantor shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(dd)

The Trustee shall be entitled to deduct any amount arising as a result of FATCA Withholding and shall have no obligation to gross up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding.

17.	Trustee’s liability

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any gross negligence, wilful default or fraud of which it may be guilty in relation to its duties under these presents.

Notwithstanding any provision of this Trust Deed, the Trustee shall not be liable for: (i) loss of profit, loss of business, loss of goodwill, loss of opportunity, whether direct or indirect; or (ii) special, indirect, punitive or consequential loss or consequential damage of any kind whatsoever, whether or not foreseeable, whether or not the Trustee can reasonably be regarded as having assumed responsibility at the time of entry into this Trust Deed and whether or not the Trustee has advised the Issuer or the Guarantor of the likelihood of such loss or damage, unless (in any case) the claim for loss or damage is made in respect of fraud on the part of the Trustee.

18.	Trustee contracting with the Issuer and the Guarantor

18.1

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)

entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any person or body corporate associated with the Issuer or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds stocks, shares, debenture stock, debentures or other securities of, the Issuer or the Guarantor or any person or body corporate associated as aforesaid); or

(b)

accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

18.2

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.	Waiver, authorisation and determination

19.1

The Trustee may without the consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents provided always that the Trustee shall not exercise any powers conferred on it by this clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 11 (Enforcement) but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 (Notices) as soon as practicable thereafter.

19.2	Modification

The Trustee may without the consent or sanction of the Noteholders or Couponholders at any time and from time to time concur with the Issuer and the Guarantor in making any modification (a) to these presents (including without limitation the proviso to paragraph 7 of Schedule 3 or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of applicable law. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 (Notices) as soon as practicable thereafter.

19.3	Breach

Any breach of or failure to comply with any such terms and conditions (if any) that the Trustee may determine as are referred to in subclauses 19.1 and 19.2 shall constitute a default by the Issuer or the Guarantor (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.	Holder of definitive Note assumed to be Couponholder

20.1

Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Note in definitive form of which he is the holder.

20.2	No notice to Couponholders

Neither the Trustee nor the Issuer nor the Guarantor shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 13 (Notices).

20.3	Entitlement to treat Holder as absolute owner

The Issuer, the Guarantor, the Trustee and the Paying Agents may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or of a particular principal amount of the Notes and the holder of any Coupon as the absolute owner of such Note, principal amount or Coupon, as the case may be, for all purposes (whether or not such Note, principal amount or Coupon shall be overdue and notwithstanding any notice of ownership thereof or of trust or other interest with regard thereto, any notice of loss or theft thereof or any writing thereon), and the Issuer, the Guarantor, the Trustee and the Paying Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable in respect of such Note, principal amount or Coupon, as the case may be.

21.	Substitution

21.1	(a)	The Trustee may without the consent of the Noteholders or the Couponholders at any time agree with the Issuer and the Guarantor to the substitution (a) in place of the Issuer (or of the previous substitute under this clause) as the principal debtor under these presents of the Guarantor, a successor in business of the Issuer or the Guarantor, a holding company of the Issuer or the Guarantor or any Subsidiary of the Guarantor; or (b) in place of the Guarantor (or of the previous substitute under this clause) as the guarantor in respect of these presents of a successor in business to the Guarantor or a holding company of the Guarantor (such substituted company being hereinafter called the New Company), provided in each case that a deed supplemental to this Trust Deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under the clause) or as the guarantor in place of the Guarantor and provided further that (except where the New Company is the Guarantor) the Guarantor unconditionally and irrevocably guarantees all amounts payable under these presents to the satisfaction of the Trustee.

(b)	The following further conditions shall apply to (a) above:

(i)	the Issuer, the Guarantor and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)

where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the Relevant Jurisdiction or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 (Taxation) with the substitution for (or, as the case may be, the addition to) the references to the Relevant Jurisdiction of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7.2 (Redemption and Purchase – Redemption for Taxation Reasons) shall be modified accordingly;

(iii)

without prejudice to the rights of reliance of the Trustee under the immediately following subclause (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)

if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.

21.2

Any such supplemental trust deed or undertaking shall, if so expressed, operate to release the Issuer or the Guarantor or the previous substitute, as the case may be, as aforesaid from all of its obligations as principal debtor under these presents. Not later than 14 calendar days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof to the Noteholders in the manner provided in Condition 13 (Notices). Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this clause) or, as the case may be, as guarantor in place of the Guarantor under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer or the Guarantor (as applicable) shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

22.	Currency indemnity

Each of the Issuer and the Guarantor shall severally indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)

any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due to the Trustee or the Noteholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantor; and

(b)

any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities and the indemnity set out in Clause 16(cc) shall constitute obligations of the Issuer and the Guarantor separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor or their liquidator or liquidators.

23.	New Trustee

23.1

The power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent and the Noteholders.

23.2	Separate and co-trustees

Notwithstanding the provisions of subclause 23.1 above, the Trustee may, upon giving prior notice to the Issuer and the Guarantor (but without the consent of the Issuer, the Guarantor, the Noteholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)

for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or the Guarantor.

Each of the Issuer and the Guarantor irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

24.	Trustee’s retirement and removal

A trustee of these presents may retire at any time on giving not less than 60 calendar days’ prior written notice to the Issuer and the Guarantor without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer and the Guarantor undertake that in the event of the only trustee of these presents which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under subclause 23.2) giving notice under this clause or being removed by Extraordinary Resolution they will use their best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed. If, in such circumstances, no appointment of such a new trustee has become effective within 60 calendar days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

25.	Trustee’s powers to be additional

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

26.	Notices

Any notice or demand to the Issuer, the Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission (other than in respect of a notice to the Issuer or the Guarantor) or by email or by delivering it by hand as follows:

to the Issuer:	Pearson Funding plc
80 Strand
London WC2R 0RL
United Kingdom

Email: james.kelly1@pearson.com
(Attention: James Kelly, Group Treasurer)

to the Guarantor:	Pearson plc
80 Strand
London WC2R 0RL
United Kingdom

Email: james.kelly1@pearson.com
(Attention: James Kelly, Group Treasurer)

to the Trustee:	The Law Debenture Trust Corporation p.l.c.
Eighth Floor
100 Bishopsgate
London EC2N 4AG
United Kingdom

Email: legal.notices@lawdeb.com
(Attention: The Manager, Commercial Trusts
(Ref: 206001)

or to such other address or facsimile number as shall have been notified (in accordance with this clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two calendar days in the case of inland post or seven calendar days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served at the time of despatch provided that in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

Such communications will take effect if sent by email (a) in the case of communications to the Trustee, upon written confirmation of receipt from the Trustee (for the avoidance of doubt an automatically generated “received” or “read” receipt will not constitute written confirmation) and (b) otherwise, when received as evidenced by a read receipt, and, where a particular department or officer is specified as part of its address details provided under this Clause 26, if addressed to that department or officer.

27.	Governing law and Submission to Jurisdiction

27.1

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement (whether such disputes are contractual or non-contractual in nature, such as claims in tort, for breach of statue or regulation or otherwise) shall be governed by, and construed in accordance with, English law.

27.2

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. The Issuer and the Guarantor each hereto irrevocably submit to the exclusive jurisdiction of such courts and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum, and waives any rights to which it may be entitled on account of place of residence or domicile.

27.3

This condition is for the benefit of the Trustee and shall not limit the right of any of them to take proceedings in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not).

28.	Counterparts

This Trust Deed and any deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any deed supplemental hereto may enter into the same by executing and delivering a counterpart.

29.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to these presents has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date first stated on page 1.

Schedule 1

Form of Global Notes

Part A Form of Temporary Global Note

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

PEARSON FUNDING PLC

(Incorporated with limited liability under the laws of England and Wales with registered number 08422787)

ISIN: XS2887786478      Common Code: 288778647

TEMPORARY GLOBAL NOTE

£350,000,000 5.375 PER CENT. GUARANTEED

NOTES DUE 2034

Unconditionally and irrevocably guaranteed

as to payment of principal and interest by

PEARSON PLC

(Incorporated under the laws of

England and Wales with registered number 00053723)

This Note is a temporary Global Note without interest coupons in respect of a duly authorised issue of Notes of Pearson Funding plc (the Issuer), designated as specified in the title hereof (the Notes), limited to the aggregate principal amount of three hundred and fifty million pounds sterling (£350,000,000) and constituted by a Trust Deed dated 12 September 2024 (the Trust Deed) between the Issuer, Pearson plc as guarantor (the Guarantor) and The Law Debenture Trust Corporation p.l.c. as trustee (the trustee for the time being thereof being herein called the Trustee). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed. The principal amount of Notes represented by this temporary Global Note shall be the aggregate principal amount from time to time entered in the records of both Euroclear Bank SA/NV (Euroclear) and Clearstream Banking, S.A. (Clearstream, Luxembourg and with Euroclear and any other clearing system appointed by the Trustee together the relevant Clearing Systems).

The records of the relevant Clearing Systems (which expression in this temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

1.	Promise to pay

Subject as provided in this temporary Global Note the Issuer promises to pay to the bearer the principal amount of this temporary Global Note (being at the date hereof three hundred and fifty million pounds sterling (£350,000,000) on 12 September 2034 (or on such earlier date as the said principal amount may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 12 September on the principal amount from time to time of this temporary Global Note at the rate of 5.375 per cent. per annum together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

2.	Exchange for Permanent Global Note and Purchases

This temporary Global Note is exchangeable in whole or in part upon the request of the bearer for a further global note in respect of up to £350,000,000 aggregate principal amount of the Notes (the Permanent Global Note) only on and subject to the terms and conditions set out below.

On and after 22 October 2024 (the Exchange Date) interests in this temporary Global Note may be exchanged in whole or in part at the specified office of the Principal Paying Agent (or such other place as the Trustee may agree) for interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note and the Issuer shall procure that interests in the Permanent Global Note shall be entered pro rata in the records of the relevant Clearing Systems such that the principal amount represented by this temporary Global Note shall be reduced by the principal amount of this temporary Global Note so exchanged, provided that if definitive Notes (together with the Coupons appertaining thereto) have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this temporary Global Note may thereafter be exchanged only for definitive Notes (together with the Coupons appertaining thereto) and in such circumstances references herein to the Permanent Global Note shall be construed accordingly and provided further that the Permanent Global Note shall be issued and delivered (or, as the case may be, endorsed) only if and to the extent that there shall have been presented to the Issuer a certificate from the relevant Clearing System(s) to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

Any person who would, but for the provisions of this temporary Global Note, the Permanent Global Note and the Trust Deed, otherwise be entitled to receive a definitive Note or definitive Notes shall not be entitled to require the exchange of an interest in this temporary Global Note for a like interest in the Permanent Global Note unless and until he shall have delivered or caused to be delivered to the relevant Clearing System(s), a certificate of non-US beneficial ownership in the form required by it.

Upon (a) any exchange of interests in this temporary Global Note for a like interests in the Permanent Global Note or (b) the purchase by or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer or Guarantor and cancellation of an interest in this temporary Global Note recorded in the records of the relevant Clearing Systems in accordance with the Conditions, the Issuer shall procure that the portion of the principal amount of this temporary Global Note so exchanged or purchased and cancelled shall be entered pro rata in the records of the relevant Clearing Systems, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or so purchased and cancelled and, in each case, endorsed.

3.	Payments

Until the entire principal amount of this temporary Global Note has been extinguished, this temporary Global Note shall in all respects be entitled to the same benefits as the definitive Notes for the time being represented hereby and shall be entitled to the benefit of and be bound by the Trust Deed, except that the holder of this temporary Global Note shall not (unless upon due presentation of this temporary Global Note for exchange, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled (a) to receive any payment of interest on this temporary Global Note except (subject to (b) below) upon certification as hereinafter provided or (b) on and after the Exchange Date, to receive any payment on this temporary Global Note. Upon any payment of principal or interest on this temporary Global Note the Issuer shall procure that the amount so paid shall be recorded in the records of the relevant Clearing Systems.

Payments of interest in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer only upon presentation to the Issuer of a certificate from the relevant Clearing System(s) to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it, and each payment so made will discharge the Issuer’s obligations in respect thereof. Any person who would, but for the provisions of this temporary Global Note and of the Trust Deed, otherwise be beneficially entitled to a payment of interest on this temporary Global Note shall not be entitled to require such payment unless and until he shall have delivered or caused to be delivered to the relevant Clearing System(s) a certificate of non-US beneficial ownership in the form required by it.

Upon payment in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems, but any failure to make such entries shall not affect the discharge referred to in the previous paragraph.

All payments of any amounts payable and paid to the bearer of this temporary Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon, on the Permanent Global Note and on the relevant definitive Notes and Coupons.

4.	Accountholders

For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, each person who is for the time being shown in the records of the relevant Clearing Systems as the holder of a particular principal amount of such Notes (each an Accountholder) (in which regard any certificate or other document issued by the relevant Clearing Systems as to the principal amount of such Notes standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, the Guarantor and the Trustee, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to the relevant Clearing Systems for its share of each payment made to the bearer of the relevant Global Note.

5.	Notices

For so long as all of the Notes are represented by one or both of the Permanent Global Note and this temporary Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, notices to Noteholders may be given by delivery of the relevant notice to the relevant Clearing Systems for communication to the relevant Accountholders rather than by publication as required by Condition 13 (Notices). Any such notice shall be deemed to have been given to the Noteholders on the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg or an alternative clearing system (as the case may be) as aforesaid. Whilst any Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder to the Principal Paying Agent through the relevant Clearing Systems, in such a manner as the Principal Paying Agent and the relevant Clearing Systems may approve for this purpose.

6.	Prescription

Claims against the Issuer and the Guarantor in respect of principal and interest on the Notes represented by the Permanent Global Note or this temporary Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 8 (Taxation)).

7.	Option to Purchase

For so long as all of the Notes are represented by one or both of the Global Notes and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, the option of the Noteholders provided for in Condition 7.4 (Redemption and Purchase – Offer to Purchase upon a Change of Control Triggering Event) may be exercised by an Accountholder giving notice to the Principal Paying Agent in accordance with the standard procedures of the relevant Clearing Systems (which may include notice being given on his instructions by the relevant Clearing Systems or any common safe-keeper for them to the Principal Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of the relevant Global Note to the Principal Paying Agent for notation accordingly within the time limits set forth in that Condition.

8.	Authentication and effectuation

This temporary Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent (including, but not limited to, through electronic signature for which the Principal Paying Agent is hereby expressly authorised) and effectuated by the entity appointed as common safe-keeper by the relevant Clearing Systems.

9.	Governing law

This temporary Global Note and any non contractual obligations arising out of or in connection with these presents is governed by, and shall be construed in accordance with, the laws of England.

10.	Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this temporary Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

PEARSON FUNDING PLC

By:
(Duly authorised)

Issued in London, United Kingdom on 12 September 2024.

Certificate of authentication

This temporary Global Note is duly authenticated without recourse, warranty or liability.

Duly authorised for and on behalf of

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Principal Paying Agent

Certificate of effectuation

This temporary Global Note is effectuated without recourse, warranty or liability.

Duly authorised for and on behalf of

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as common safe-keeper

Part B Form of Permanent Global Note

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

PEARSON FUNDING PLC

(Incorporated with limited liability under the laws of England and Wales with registered number 08422787)

ISIN: XS2887786478	Common Code: 288778647

PERMANENT GLOBAL NOTE

representing up to

£350,000,000 5.375 PER CENT. GUARANTEED

NOTES DUE 2034

Unconditionally and irrevocably guaranteed

as to payment of principal and interest by

PEARSON PLC

(Incorporated with limited liability under the laws of England and Wales with registered number 00053723)

This Note is a permanent Global Note without interest coupons in respect of a duly authorised issue of Notes of Pearson Funding plc (the Issuer), designated as specified in the title hereof (the Notes), limited to the aggregate principal amount of up to three hundred and fifty million pounds sterling (£350,000,000) and constituted by a Trust Deed dated 12 September 2034 (the Trust Deed) between the Issuer, Pearson plc as guarantor (the Guarantor) and The Law Debenture Trust Corporation p.l.c. as trustee (the trustee for the time being thereof being herein called the Trustee). References herein to the Conditions (or to any particular numbered Condition) shall be to the Conditions (or that particular one of them) set out in Schedule 2 to the Trust Deed.

1.	Promise to pay

Subject as provided in this permanent Global Note the Issuer promises to pay to the bearer the principal amount of this permanent Global Note on 12 September 2034 (or in whole or, where applicable, in part on such earlier date as the said principal amount or part respectively may become repayable in accordance with the Conditions or the Trust Deed) and to pay interest annually in arrear on 12 September on the principal amount from time to time of this permanent Global Note at the rate of 5.375 per cent. per annum together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

The principal amount of Notes represented by this permanent Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (Euroclear) and Clearstream Banking, S.A. (Clearstream, Luxembourg and with Euroclear and any other clearing system appointed by the Trustee together the relevant Clearing Systems). The records of the relevant Clearing Systems shall be conclusive evidence of the principal amount of Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the principal amount of Notes represented by this permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

2.	Exchange for definitive Notes and purchases

This permanent Global Note will be exchangeable in whole but not in part (free of charge to the holder) for definitive Notes only (a) upon the happening of any of the events defined in the Trust Deed as Events of Default, (b) if either Euroclear or Clearstream Luxembourg is closed for business for a continuous period of 14 calendar days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available, or (c) if the Issuer would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream, Luxembourg which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two Directors of the Issuer is given to the Trustee. Thereupon (in the case of (a) and (b) above) the holder of this permanent Global Note (acting on the instructions of (an) Accountholder(s) (as defined below)) may give notice to the Issuer, and (in the case of (c) above) the Issuer may give notice to the Trustee and the Noteholders, of its intention to exchange this permanent Global Note for definitive Notes on or after the Exchange Date (as defined below).

On or after the Exchange Date the holder of this permanent Global Note may or, in the case of (c) above, shall surrender this permanent Global Note to or to the order of the Principal Paying Agent. In exchange for this permanent Global Note the Issuer will deliver, or procure the delivery of, definitive Notes in bearer form, serially numbered, in the denominations of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000 with interest coupons (Coupons) attached on issue in respect of interest which has not already been paid on this permanent Global Note (in exchange for the whole of this permanent Global Note).

Exchange Date means a day specified in the notice requiring exchange falling not less than 60 calendar days after that on which such notice is given and on which banks are open for business in the city in which the specified office of the Principal Paying Agent is located and (except in the case of (b) above) in the city in which the relevant Clearing System is located.

Upon (a) any exchange of interests in the temporary Global Note by which the Notes were initially represented (the Temporary Global Note) recorded in the relevant Clearing Systems for interests in this permanent Global Note or (b) the purchase by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and cancellation of an interest in this permanent Global Note in accordance with the

Conditions, the Issuer shall procure that the portion of the principal amount hereof so exchanged or so purchased and cancelled shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the principal amount of this permanent Global Note so exchanged or purchased and cancelled. Upon the exchange of the whole of this permanent Global Note for definitive Notes this permanent Global Note shall be surrendered to or to the order of the Principal Paying Agent and cancelled and, if the holder of this permanent Global Note requests, returned to it together with any relevant definitive Notes.

3.	Payments

Until the entire principal amount of this permanent Global Note has been extinguished, this permanent Global Note shall (subject as hereinafter and in the Trust Deed provided) in all respects be entitled to the same benefits as the definitive Notes and shall be entitled to the benefit of and be bound by the Trust Deed. Payments of principal and interest in respect of Notes represented by this permanent Global Note will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Notes, surrender of this permanent Global Note to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purposes. Upon any payment of principal or interest on this permanent Global Note the Issuer shall procure that the amount so paid shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the principal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate principal amount of such instalment so paid, and each payment so made will discharge the obligations in respect thereof.

All payments of any amounts payable and paid to the bearer of this permanent Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Notes and Coupons, and any failure to make entries referred to above shall not affect such satisfaction and discharge.

4.	Accountholders

For so long as all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, each person who is for the time being shown in the records of the relevant Clearing Systems as the holder of a particular principal amount of such Notes (each an Accountholder) (in which regard any certificate or other document issued by the relevant Clearing Systems as to the principal amount of such Notes standing to the account of any person shall, in the absence of manifest error, be conclusive and binding for all purposes) shall be treated as the holder of such principal amount of such Notes for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, the Guarantor and the Trustee, solely in the bearer of the relevant Global Note in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to the relevant Clearing Systems, for its share of each payment made to the bearer of the relevant Global Note.

5.	Notices

For so long as interests in all of the Notes are represented by one or both of the Temporary Global Note and this permanent Global Note and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, notices to Noteholders may be given by delivery of the relevant notice to the relevant Clearing Systems for communication to the relevant Accountholders rather than by publication as required by Condition 13 (Notices). Any such notice shall be deemed to have been given to the Noteholders on the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg or an alternative clearing system (as the case may be) as aforesaid.

Whilst any Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder to the Principal Paying Agent through the relevant Clearing Systems, as the case may be, in such a manner as the Principal Paying Agent and the relevant Clearing Systems, as the case may be, may approve for this purpose.

6.	Prescription

Claims against the Issuer and the Guarantor in respect of principal and interest on the Notes represented by the Temporary Global Note or this permanent Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 8 (Taxation)).

7.	Option to purchase

For so long as all of the Notes are represented by one or both of the Global Notes and such Global Note(s) is/are held on behalf of the relevant Clearing Systems, the option of the Noteholders provided for in Condition 7.4 (Redemption and Purchase – Offer to Purchase upon a Change of Control Triggering Event) may be exercised by an Accountholder giving notice to the Principal Paying Agent in accordance with the standard procedures of the relevant Clearing Systems (which may include notice being given on his instructions by the relevant Clearing Systems or any common safe-keeper for them to the Principal Paying Agent by electronic means) of the principal amount of the Notes in respect of which such option is exercised and at the same time presenting or procuring the presentation of the relevant Global Note to the Principal Paying Agent for notation accordingly within the time limits set forth in that Condition.

8.	Authentication and effectuation

This permanent Global Note shall not be or become valid or obligatory for any purpose unless and until authenticated by or on behalf of the Principal Paying Agent (including, but not limited to, through electronic signature for which the Principal Paying Agent is hereby expressly authorised) and effectuated by the entity appointed as common safe-keeper by the relevant Clearing Systems.

9.	Governing law

This permanent Global Note and any non-contractual obligations arising out of or in connection with these presents is governed by, and shall be construed in accordance with, the laws of England.

10.	Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this permanent Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

PEARSON FUNDING PLC

By:
(Duly authorised)

Issued in London, United Kingdom on 12 September 2024.

Certificate of authentication

This permanent Global Note is duly authenticated without recourse, warranty or liability.

Duly authorised for and on behalf of

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Principal Paying Agent

Certificate of effectuation

This permanent Global Note is effectuated without recourse, warranty or liability.

Duly authorised for and on behalf of

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as common safe-keeper

Schedule 2

Form of Definitive Note and Coupon

Part A Form of Definitive Note

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

£[100,000]	ISIN: XS2887786478	[Serial No.]

PEARSON FUNDING PLC

(Incorporated with limited liability under the laws of England and Wales with registered number 08422787)

£350,000,000 5.375 PER CENT. GUARANTEED NOTES DUE 2034

Unconditionally and irrevocably guaranteed as to

payment of principal and interest by

PEARSON PLC

(Incorporated with limited liability under the laws of

England and Wales with registered number 00053723)

The issue of the Notes was authorised by a resolution of the Board of Directors of Pearson Funding plc (the Issuer) passed on [2] September 2024 and the giving of the guarantee in respect of the Notes was authorised by a resolution of the standing committee of Pearson plc (the Guarantor) passed on [2] September 2024.

This Note forms one of a series of Notes constituted by a Trust Deed (the Trust Deed) dated 12 September 2024 made between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes and issued as Notes in bearer form in the denominations of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000 each with Coupons attached in an aggregate principal amount of £350,000,000.

The Issuer for value received and subject to and in accordance with the Terms and Conditions of the Notes (the Conditions) endorsed hereon hereby promises to pay to the bearer on 12 September 2034 (or on such earlier date as the principal sum hereunder mentioned may become repayable in accordance with the Conditions) the principal sum of:

[●] (£[●])

together with interest on the said principal sum at the rate of 5.375 per cent. per annum payable annually in arrear on each Interest Payment Date and together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Trust Deed.

Neither this Note nor the Coupons appertaining hereto shall be or become valid or obligatory for any purpose unless and until this Note has been authenticated by or on behalf of the Principal Paying Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

PEARSON FUNDING PLC

By:
Director

Dated as of [●]

Issued in London, United Kingdom.

Certificate of authentication

This Note is duly authenticated without recourse, warranty or liability.

Duly authorised for and on behalf of

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Principal Paying Agent

Form of Coupon

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

PEARSON FUNDING PLC

£350,000,000 PER CENT. GUARANTEED

NOTES DUE 2034

Coupon appertaining to a Note in the denomination of £100,000 and integral multiples of £1,000 in excess thereof up to and including £199,000.

This Coupon is separately negotiable, payable to bearer, and subject to the Conditions of the said Notes.	Coupon for £[●] due on 12 September 20[25/26/27/28/29/30/31/32/33/34]

This Coupon is payable to bearer subject to such Conditions, under which it may become void before its due date.

[No.]	£[100,000]	ISIN: XS2887786478	[Serial No.]

On the back:

PRINCIPAL PAYING AGENT

The Bank of New York Mellon, London Branch

160 Queen Victoria Street

London EC4V 4LA

United Kingdom

Part B Terms and Conditions of the Notes

The following is the text of the Terms and Conditions of the Notes (the “Conditions”) which (subject to modification) will be endorsed on each Note in definitive form (if issued):

The £350,000,000 5.375 per cent. Guaranteed Notes due 2034 (the “Notes”, which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 17 (Further Issues) and forming a single series with the Notes) of Pearson Funding plc (the “Issuer”) are constituted by a Trust Deed dated 12 September 2024 (the “Trust Deed”) made between the Issuer, Pearson plc (the “Guarantor”) as guarantor and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include its successor(s)) as trustee for the holders of the Notes (the “Noteholders”) and the holders of the interest coupons appertaining to the Notes (the “Couponholders” and the “Coupons” respectively).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and the Agency Agreement dated 12 September 2024 (the “Agency Agreement”) made between the Issuer, the Guarantor, The Bank of New York Mellon, London Branch as Principal Paying Agent (the “Principal Paying Agent”) and the Trustee are available for inspection during normal business hours by the Noteholders and the Couponholders at the registered office for the time being of the Trustee, being at the date of issue of the Notes at Eighth Floor, 100 Bishopsgate, London EC2N 4AG, United Kingdom and at the specified office of the Principal Paying Agent (or may be provided by email to such Noteholder or Couponholder requesting copies of such documents) upon prior written request of the Noteholders and provision of proof of holding and identity in form satisfactory to the Principal Paying Agent. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.	FORM, DENOMINATION AND TITLE

1.1	Form and Denomination

The Notes are in bearer form, serially numbered, in the denominations of £100,000 and integral multiples of £1,000 (the “Calculation Amount”) in excess thereof up to and including £199,000 (each a “Specified Denomination”) with Coupons attached on issue. Notes of one denomination may not be exchanged for Notes of the other denomination.

1.2	Title

Title to the Notes and to the Coupons will pass by delivery.

1.3	Holder Absolute Owner

The Issuer, the Guarantor, any Paying Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the bearer of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon or of any trust or interest therein) and shall not be required to obtain any proof thereof or as to the identity of such bearer.

2.	STATUS OF THE NOTES

The Notes and the Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4 (Negative Pledge)) unsecured obligations of the Issuer and rank and will rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

3.	GUARANTEE

3.1	Guarantee

The payment of the principal and interest in respect of the Notes and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor (the “Guarantee”) in the Trust Deed.

3.2	Status of the Guarantee

The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4 (Negative Pledge)) unsecured obligations of the Guarantor and rank and will rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

4.	NEGATIVE PLEDGE

So long as any of the Notes remains outstanding, the Guarantor will not, and will not permit any Material Company (as defined in Condition 10.2) to, create or permit to arise or subsist any Relevant Indebtedness or grant or permit to subsist any guarantee of any Relevant Indebtedness, which Relevant Indebtedness or guarantee of Relevant Indebtedness is secured by any mortgage, pledge or other charge upon any of the present or future assets or revenues (including uncalled capital) of the Guarantor or such Material Company, unless in any such case as aforesaid simultaneously with, or prior to the creation of such security, there shall be taken any and all action necessary to procure that such security is extended equally and rateably to all amounts payable in respect of the Notes, the Coupons, the Guarantee and under the Trust Deed to the satisfaction of the Trustee, or such other security is provided as the Trustee shall in its absolute discretion deem to be not materially less beneficial to the interests of the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

For the purposes of this Condition, “Relevant Indebtedness” means any indebtedness of the Issuer or the Guarantor or of any other person which is in the form of or represented by any bonds, notes, loan stock, depositary receipts or other securities which are intended by the Issuer or the Guarantor to be, or are, with the consent or concurrence of the Issuer or the Guarantor for the time being, quoted or listed on, or dealt in or traded on, any stock exchange, over-the-counter securities market or other organised securities market (whether or not initially distributed by means of a private placing) and any reference to a guarantee in respect of any Relevant Indebtedness shall include a reference to an indemnity being given in respect thereof.

5.	INTEREST

5.1	Interest Rate and Interest Payment Dates

The Notes bear interest on their outstanding principal amount from and including 12 September 2024 (the “Issue Date”) at the rate of 5.375 per cent. per annum, payable annually in arrear on 12 September in each year (each such date an “Interest Payment Date”). The first payment (for the period from and including 12 September 2024 to but excluding 12 September 2025 and amounting to £53.75 per £1,000 principal amount of Notes) shall be made on 12 September 2025.

5.2	Interest Accrual

Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment, in which event interest shall continue to accrue as provided in the Trust Deed.

5.3	Calculation of Broken Interest

When interest is required to be calculated in respect of a period other than as described in Condition 5.1, it shall be calculated on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the “Accrual Date”) to but excluding the date on which it falls due divided by (b) the actual number of days from and including the Accrual Date to but excluding the next following Interest Payment Date.

6.	PAYMENTS

6.1	Payments in respect of Notes

Payments of principal and interest in respect of each Note will be made in sterling against presentation and surrender (or, in the case of part payment only, endorsement) of the Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States of any of the Paying Agents.

6.2	Method of Payment

Payments will be made by credit or transfer to an account in sterling maintained by the payee with a bank in London.

6.3	Missing Unmatured Coupons

Each Note should be presented for payment together with all relative unmatured Coupons, failing which the full amount of any relative missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the full amount of the missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon at any time before the expiry of ten years after the Relevant Date (as defined in Condition 8 (Taxation)) in respect of the relevant Note (whether or not the Coupon would otherwise have become void pursuant to Condition 9 (Prescription)) or, if later, five years after the date on which the Coupon would have become due, but not thereafter.

6.4	Payments subject to Applicable Laws

All payments under the Notes will be subject in all cases to (i) any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 8 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the United States Internal Revenue Code of 1986 or otherwise imposed pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto (in each case without prejudice to the provisions of Condition 8 (Taxation)).

6.5	Payment only on a Presentation Date

A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5 (Interest), be entitled to any further interest or other payment if a Presentation Date is after the due date.

“Presentation Date” means a day which (subject to Condition 9 (Prescription)):

(a)	is or falls after the relevant due date;

(b)	is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and

(c)	a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in London.

In this Condition: “Business Day” means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits).

6.6	Initial Paying Agents

The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions. The Issuer and the Guarantor reserve the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that there will at all times be a Principal Paying Agent.

Notice of any termination or appointment and of any changes in specified offices will be given to the Noteholders promptly by the Issuer in accordance with Condition 13 (Notices).

7.	REDEMPTION AND PURCHASE

7.1	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 12 September 2034 (the “Maturity Date”).

7.2	Redemption for Taxation Reasons

If the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that:

(a)

as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8 (Taxation)), or any change in the application or official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after 10 September 2024, on the next Interest Payment Date either (i) the Issuer would be required to pay additional amounts as provided or referred to in Condition 8 (Taxation) or (ii) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts; and

(b)	the requirement cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

the Issuer may at its option, having given not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 13 (Notices) (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to but excluding the date of redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be required to pay such additional amounts, were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer or, as the case may be, the Guarantor stating that the requirement referred to in (a) above will apply on the next Interest Payment Date, and cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it, and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders.

7.3	Redemption at the Option of the Issuer

The Issuer may, having given not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 13 (Notices) (which notice shall be irrevocable), redeem all (but not some only) of the Notes at the Optional Redemption Amount on any Optional Redemption Date.

For the purposes of this Condition 7.3, “Optional Redemption Amount” means: (a) 100 per cent. of the principal amount of the outstanding Notes to be redeemed; or (b) if higher, such principal amount multiplied by the price (as determined by the Calculation Agent and reported in writing by the Calculation Agent to the Issuer, the Guarantor and the Trustee) expressed as a percentage (rounded to four decimal places, 0.00005 being rounded upwards) at which the Gross Redemption Yield on the Notes (if the Notes were to remain outstanding until their stated maturity) on the Determination Day is equal to the sum of (x) the Gross Redemption Yield at 11.00 a.m. (London time) on the Determination Day of the Reference Stock plus (y) 0.25 per cent., where:

“Business Day” shall mean a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London.

“Calculation Agent” means an independent adviser with appropriate expertise appointed by the Issuer not less than 15 days prior to the scheduled date for redemption for the purposes of calculating the Optional Redemption Amount, and notified to the Noteholders in accordance with Condition 13 (Notices).

“Determination Day” means the day falling three Business Days prior to the Optional Redemption Date.

“Gross Redemption Yield” on the Notes and the Reference Stock will be expressed as a percentage and will be calculated by the Calculation Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields” page 4, Section One: Price/Yield Formulate “Conventional Gilts”; “Double-dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published on 8 June 1998 and updated on 15 January 2002 and 16 March 2005 and as further updated or amended from time to time) on a semi-annual compounding basis (converted to an annualised yield and rounded up (if necessary) to four decimal places).

“Optional Redemption Date” means any Business Day falling after the Issue Date.

“Reference Stock” means 4.5 per cent. United Kingdom Treasury Stock due 7 September 2034 where the Calculation Agent advises the Issuer, the Guarantor and the Trustee that, for reasons of illiquidity or otherwise, such Reference Stock is not appropriate for such purpose, such other government stock as the Calculation Agent may recommend.

7.4	Offer to Purchase upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its option to redeem the Notes pursuant to Conditions 7.2 or 7.3, the Issuer will be required to make an offer (the “Change of Control Offer”) to each Noteholder to purchase all or any part (equal to £100,000 or an integral multiple of £1,000 in excess thereof) of that Noteholder’s Notes. In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to the aggregate principal amount of Notes to be purchased, plus accrued and unpaid interest, if any, on the Notes to be purchased up to but excluding the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the option of the Issuer, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer will give written notice to the Trustee, in accordance with the procedures set forth in Clause 26 (Notices) of the Trust Deed, describing: (i) the transaction which constitutes or may constitute the Change of Control Triggering Event; (ii) offering to purchase the Notes on the date specified in such notice, which date will be a date no earlier than 30 days and no later than 60 days from the date such notice is given (the “Change of Control Payment Date”); and (iii) including the instructions (as determined by the Issuer) that a Noteholder must follow in order to have its Notes purchased.

The notice will, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditional on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(a)	accept for purchase all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(b)	deposit with the agent as set out in the written notice an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(c)

deliver or cause to be delivered to the Principal Paying Agent the Notes accepted for purchase together with a certificate signed by an Officer of the Issuer stating the aggregate principal amount of Notes or portions of Notes being purchased and request that such Notes are cancelled forthwith as contemplated pursuant to Condition 7.6 below.

The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer will not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under Condition 10 (Events of Default), other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Guarantor hereby irrevocably and unconditionally guarantees the obligations of the Issuer to make a Change of Control Offer as described above. The Guarantor further irrevocably and unconditionally guarantees to make payment for any and all Notes properly tendered and not withdrawn as described above.

The Trustee is under no obligation to ascertain whether a Change of Control Triggering Event, a Change of Control or Rating Event or any event which could lead to the occurrence of or could constitute a Change of Control Triggering Event or Rating Event has occurred and, until it shall have actual knowledge or notice to the contrary, the Trustee may assume that no Change of Control Triggering Event, Change of Control or Rating Event or other such event has occurred.

References in the Trust Deed and in these Conditions to principal shall, unless the context otherwise requires, be deemed to include a reference any purchase monies paid pursuant to this Condition 7.4.

7.5	Purchases

Subject to Condition 7.6, the Issuer, the Guarantor or any of the Guarantor’s other Subsidiaries may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price.

7.6	Cancellations

All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer, the Guarantor or any of the Guarantor’s other Subsidiaries, will forthwith be cancelled, together with all related unmatured Coupons attached to the Notes or surrendered with the Notes, and accordingly may not be held, reissued or resold.

7.7	Notices Final

Upon the expiry of any notice as is referred to in Conditions 7.2, 7.3 or 7.4 above, the Issuer shall be bound to redeem or purchase the Notes to which the notice refers, all in accordance with the terms of such paragraph.

7.8	Interpretation

In these Conditions:

“Affiliate” shall have the meaning given in Rule 405 of the U.S. Securities Act of 1933, as amended.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorised committee thereof.

“Change of Control” means the occurrence of any of the following:

(a)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or “group” (as used in Section 13d-3 of the Exchange Act) (other than an Affiliate of the Guarantor) becomes the beneficial owner, directly or indirectly, of more than 50 per cent. of the Voting Stock of the Guarantor or other Voting Stock into which the Voting Stock of the Guarantor is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(b)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Guarantor and the Subsidiaries of the Guarantor, taken as a whole, to one or more Persons (other than an Affiliate of the Guarantor);

(c)	the first day on which a majority of the members of the Board of Directors of the Guarantor are not Continuing Directors; or

(d)	the adoption of a plan relating to the liquidation or dissolution of the Guarantor.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if:

(i)	the Guarantor becomes a direct or indirect wholly-owned subsidiary of a holding company; and

(ii)

(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Guarantor immediately prior to that transaction or (B) immediately following that transaction one Person (other than a holding company satisfying the requirements of this sentence) is not the beneficial owner, directly or indirectly, of more than 50 per cent. of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Guarantor who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Guarantor in which such member was named as a nominee for election as a director, without objection to such nomination).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Limited, or any successor.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service Limited, or any successor.

“Officer” means, when used in connection with any action to be taken by the Issuer or the Guarantor, as the case may be, the chairman of the Board of Directors, the chief executive officer, any executive director of the Issuer or the Guarantor, as the case may be, or any person authorised by the Board of Directors of the of the Issuer or the Guarantor, as the case may be, (such authorisation to be evidenced in writing and delivered to the Trustee) to act as representative of such persons.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organisation, trust or joint venture, or a governmental agency or political subdivision thereof, or any other entity.

“Rating Agencies” means (1) each of Moody’s and Fitch; and (2) if either Moody’s or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside the control of the Issuer and the Guarantor, a “nationally recognised statistical rating organisation” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or the Guarantor (as certified by a resolution of the Board of Directors of the Issuer or the Guarantor) as a replacement agency for Moody’s or Fitch, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement by the Guarantor of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Subsidiary” means, in relation to the Issuer or the Guarantor, any company (i) in which the Issuer or, as the case may be, the Guarantor holds a majority of the voting rights or (ii) of which the Issuer or, as the case may be, the Guarantor is a member and has the right to appoint or remove a majority of the board of directors or (iii) of which the Issuer or, as the case may be, the Guarantor is a member and controls a majority of the voting rights, and includes any company which is a Subsidiary of a Subsidiary of the Issuer or, as the case may be, the Guarantor.

“Voting Stock” means, with respect to any specified Person as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

8.	TAXATION

8.1	Payment without Withholding

All payments in respect of the Notes by or on behalf of the Issuer or the Guarantor shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In the event that any withholding or deduction is required by law for or on account of any Taxes imposed or levied by or on behalf of the Relevant Jurisdiction, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:

(a)

presented for payment by or on behalf of, a holder who is liable to the Taxes in respect of the Note or Coupon by reason of his having some connection with the Relevant Jurisdiction other than the mere holding of the Note or Coupon; or

(b)	where such withholding or deduction could have been avoided by the holder making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom; or

(c)

presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming, whether or not such is in fact the case, that day to have been a Presentation Date (as defined in Condition 6 (Payments).

8.2	Interpretation

In these Conditions:

(a)	“Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 13 (Notices); and

(b)

“Relevant Jurisdiction” means the United Kingdom or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer or the Guarantor, as the case may be, becomes subject in respect of payments made by it of principal and interest on the Notes and Coupons.

8.3	Additional Amounts

Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition or under any undertakings given in addition to, or in substitution for, this Condition pursuant to the Trust Deed.

9.	PRESCRIPTION

Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 6 (Payments).

10.	EVENTS OF DEFAULT

10.1

The Trustee at its absolute discretion may, and if so required in writing by the holders of not less than 25 per cent. in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer declaring the Notes to be repayable, if at any time any of the following events (each an “Event of Default”) shall occur and is continuing, so long as at the time of such notice such event or (as the case may be) all such events shall not have been waived by, or remedied to the reasonable satisfaction of, the Trustee:

(a)	default being made in the payment of any interest in respect of any of the Notes for a period of 14 days as and when the same ought to be paid; or

(b)	default being made in the payment of the principal in respect of any of the Notes for a period of seven days as and when the same ought to be paid; or

(c)

default being made by the Issuer or the Guarantor in the performance or observance of any other covenant, undertaking, condition or provision contained in the Trust Deed or in the Notes and (except where the Trustee shall have certified in writing to the Issuer or the Guarantor (as the case may be) that it considers such default to be incapable of remedy when no such notice as is hereinafter mentioned shall be required) such default continues for a period of 30 days or more immediately following the service by the Trustee on the Issuer of a notice requiring the same to be remedied; or

(d)

the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Issuer, the Guarantor or any Material Company for money borrowed, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness in principal amount in excess of $50,000,000 (or the equivalent thereof in other currencies) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration not having been rescinded or annulled, or such indebtedness not having been discharged, within a period of 30 days after written notice thereof shall have been given to the Issuer and the Guarantor by the Trustee; or

(e)

an order being made or an effective resolution being passed for the winding up or dissolution of the Issuer, the Guarantor or any Material Company (except, in the case of a Material Company, for a winding-up for the purpose of a reconstruction or amalgamation the terms of which have previously been approved in writing by the Trustee or a voluntary solvent winding-up in connection with the transfer of all or the major part of the business, undertaking and assets of such Material Company to the Issuer or the Guarantor, another Material Company or any Subsidiary which becomes a Material Company as a result of such transfer); or

(f)

the Issuer, the Guarantor or any Material Company ceasing to carry on all or substantially all of its business (except a cessation (1) in the circumstances referred to in the parentheses of paragraph (e) above or (2) consequent upon a sale by a Material Company of all or any part of its business on arm’s length terms and for fair market value); or

(g)

an encumbrancer taking possession of, or an administrative or other receiver, an administrator or any similar official being appointed in relation to, the Issuer, the Guarantor or any Material Company or in relation to the whole or substantially the whole of the undertaking, property, assets or revenues of the Issuer, the Guarantor or any Material Company or a distress or execution or other legal process being levied or enforced upon or sued out against the whole or substantially the whole of the chattels or property of the Issuer, the Guarantor or any Material Company and not being discharged within 28 days; or

(h)	the Issuer, the Guarantor or any Material Company being unable to pay its debts within the meaning of Section 123(1) of the Insolvency Act 1986; or

(i)

the Issuer, the Guarantor or any Material Company consenting to proceedings relating to itself under any applicable bankruptcy, insolvency, composition or other similar laws or making a conveyance or assignment for the benefit of, or entering into any composition with, its creditors generally, or being adjudicated or found bankrupt or insolvent by any competent court; or

(j)	the Guarantee ceases to be in full force and effect or the Guarantor shall, in writing, deny or disaffirm its obligations under the Guarantee.

Upon any such declaration being made as aforesaid, the outstanding Notes shall become immediately due and repayable at their principal amount, together with accrued interest as provided in the Trust Deed.

10.2	Interpretation

In these Conditions:

“Material Company” means:

(a)	the Issuer; and

(b)	any Subsidiary of the Guarantor:

(i)

whose unconsolidated profits (before interest, taxation and non-operating items) are more than 5 per cent. of the consolidated profits of the Guarantor and its Subsidiaries (the “Group”) (before interest, taxation and non-operating items); or

(ii)	whose external turnover is more than 3 per cent. of the consolidated turnover of the Group,

all as shown (in the case of any Subsidiary) in the accounts used for preparing the Group consolidation in the most recent annual consolidated financial statements of the Group. If a Subsidiary (other than the Issuer) which is not a Material Company on the basis of the most recent such accounts receives a transfer of assets or the right to receive any trading profits or turnover which, taken together with the existing trading profits, assets or, as the case may be, turnover of that Subsidiary, would satisfy any test in (i) or (ii) above, then that Subsidiary shall also be a Material Company on and from the date it receives such transfer. If a Material Company disposes of any assets or the right to receive any trading profits or turnover such that it would on the basis of the most recent such accounts cease to be a Material Company, then it shall be excluded as a Material Company on and from the date of such disposal. A report (whether or not addressed to the Trustee) by two directors of the Guarantor that a Subsidiary of the Guarantor is or is not or was or was not at any particular time or throughout any specified period a Material Company may be relied upon by the Trustee without further enquiry or evidence and, if so relied upon by the Trustee shall, in the absence of manifest error, be conclusive and binding on all parties.

11.	ENFORCEMENT

11.1	Enforcement by the Trustee

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons unless (a) it has been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding and (b) it has been indemnified and/or secured and/or prefunded to its satisfaction.

11.2	Enforcement by the Noteholders

No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails or is unable so to do within 60 days and such failure or inability shall be continuing.

12.	REPLACEMENT OF NOTES AND COUPONS

Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

13.	NOTICES

All notices to the Noteholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve. It is expected that publication will normally be made in the Financial Times. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or the relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with this Condition.

So long as the Notes are held on behalf of Euroclear and/or Clearstream, Luxembourg, any notice to the holders of the Notes shall be validly given by the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg, rather than by notification as required by these Conditions.

14.	SUBSTITUTION

The Trustee may, without the consent of the Noteholders or the Couponholders, agree with the Issuer and the Guarantor to the substitution (a) in place of the Issuer as the principal debtor in respect of the Notes of (i) the Guarantor, (ii) a successor in business to the Issuer or the Guarantor, (iii) a holding company (as defined in the Trust Deed) of the Issuer or the Guarantor or (iv) any Subsidiary of the Guarantor; or (b) in place of the Guarantor as the guarantor in respect of the Notes, the Coupons and the Trust Deed of (i) a successor in business to the Guarantor or (ii) a holding company of the Guarantor, subject to:

(a)	except in the case of the substitution of the Guarantor, the Notes being unconditionally and irrevocably guaranteed by the Guarantor;

(b)	the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution; and

(c)	certain other conditions set out in the Trust Deed being complied with.

15.	MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER, AUTHORISATION AND DETERMINATION

The Trust Deed contains provisions for convening meetings of the Noteholders (including the holding of physical or, wholly or partly, virtual meetings by means of electronic facility or facilities (including telephone and video conference platforms)) to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee or by Noteholders holding not less than 5 per cent. in principal amount of the Notes for the time being outstanding. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the principal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes or the Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes or the Coupons), the quorum shall be one or more persons holding or representing not less than two-thirds in principal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Couponholders. An Extraordinary Resolution may also be effected in writing executed by or on behalf of persons holding or representing not less than three-fourths in principal amount of the Notes for the time being outstanding.

The Trustee may agree, without the consent of the Noteholders or Couponholders, to:

(a)	any modification of the Notes, the Coupons or the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders; or

(b)

any modification of the Notes, the Coupons or the Trust Deed which is of a formal, minor or technical nature or which is made to correct a manifest error or to comply with mandatory provisions of applicable law.

The Trustee may also agree, without the consent of the Noteholders or Couponholders, to the waiver or authorisation of any breach or proposed breach of any of these Conditions or any of the provisions of the Trust Deed or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (each as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders.

Any such modification, waiver, authorisation or determination as aforesaid shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, any such modification shall be notified to the Noteholders by the Issuer in accordance with Condition 13 (Notices) as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, but without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular, but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except, in the case of the Issuer, to the extent provided for in Condition 8 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 8 (Taxation) pursuant to the Trust Deed.

16.	INDEMNIFICATION OF THE TRUSTEE AND ITS CONTRACTING WITH THE ISSUER AND THE GUARANTOR

16.1	Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured and/or prefunded to its satisfaction.

16.2	Trustee Contracting with the Issuer and the Guarantor

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the Issuer and/or the Guarantor and/or any of the Guarantor’s other Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or the Guarantor and/or any of the Guarantor’s other Subsidiaries, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders, and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

17.	FURTHER ISSUES

The Issuer is at liberty from time to time without the consent of the Noteholders or Couponholders to create and issue further notes or bonds (whether in bearer or registered form) either (a) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding notes or bonds of any series (including the Notes) constituted by the Trust Deed or any supplemental deed or (b) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may determine at the time of the issue. Any further notes or bonds which are to form a single series with the outstanding notes or bonds of any series (including the Notes) constituted by the Trust Deed or any supplemental deed shall, and any other further notes or bonds may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes or bonds of other series in certain circumstances where the Trustee so decides.

18.	GOVERNING LAW

The Trust Deed (including the Guarantee), the Notes and the Coupons and any non-contractual obligations arising out of or in connection with the Trust Deed (including the Guarantee), the Notes and the Coupons are governed by, and will be construed in accordance with, English law.

19.	RIGHTS OF THIRD PARTIES

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

Schedule 3

Provisions for meetings of Noteholders

Definitions

1.	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

Block Voting Instruction means an English language document issued by a Paying Agent in which:

(a)

it is certified that on the date thereof Notes (whether in definitive form or represented by a Global Note) which are held in an account with any Clearing System (in each case not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)	the conclusion of the meeting specified in such Block Voting Instruction; and

(ii)

the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(f) of this Schedule of the necessary amendment to the Block Voting Instruction;

(b)

it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c)

the aggregate principal amount of the Notes so deposited or held or blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)

one or more persons named in such Block Voting Instruction (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Note any clearing system on behalf of which such Note is held or which is the bearer or holder of a Note, in either case whether alone or jointly with any other Clearing System(s). For the avoidance of doubt, the provisions of Clause 1.2(h) shall apply to this definition;

electronic platform means any form of telephony or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems;

Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a)	a holder of a Note in definitive form;

(b)	a bearer of any Voting Certificate; and

(c)	a proxy specified in any Block Voting Instruction;

Extraordinary Resolution means:

(a)

a resolution passed at a meeting duly convened and held in accordance with these presents by a majority consisting of not less than 75 per cent. of the Eligible Persons voting thereat upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than 75 per cent. of the votes cast on such poll;

(b)

a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in principal amount of the Notes for the time being outstanding which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders; or

(c)

consent given by way of electronic consents through the relevant Clearing Systems (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than 75 per cent. in principal amount of the Notes for the time being outstanding;

hybrid meeting means a combined physical meeting and virtual meeting convened pursuant to this Schedule by the Issuer or the Trustee and which persons may attend either at the physical location specified in the notice of such meeting or via an electronic platform;

meeting means a meeting convened pursuant to this Schedule by the Issuer or the Trustee and whether held as a physical meeting or as a virtual meeting or as a hybrid meeting;

Ordinary Resolution means:

(a)

a resolution passed at a meeting duly convened and held in accordance with these presents by a clear majority of the Eligible Persons voting thereat on a show of hands or, if a poll is duly demanded, by a simple majority of the votes cast on such poll;

(b)

a resolution in writing signed by or on behalf of the holders of not less than a clear majority in principal amount of the Notes for the time being outstanding, which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders; or

(c)

consent given by way of electronic consents through the relevant Clearing Systems (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than a clear majority in principal amount of the Notes for the time being outstanding;

physical meeting means any meeting attended by persons present in person at the physical location specified in the notice of such meeting;

present means physically present in person at a physical meeting or a hybrid meeting, or able to participate in or join a virtual meeting or a hybrid meeting held via an electronic platform;

virtual meeting means any meeting held via an electronic platform;

Voting Certificate means an English language certificate issued by a Paying Agent in which it is stated:

(a)

that on the date thereof Notes (whether in definitive form or represented by a Global Note) which are held in an account with any Clearing System (in each case not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(i)	the conclusion of the meeting specified in such Voting Certificate; and

(ii)	the surrender of the Voting Certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting in respect of the Notes represented by such Voting Certificate;

24 Hours means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

48 Hours means a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

For the purposes of calculating a period of “Clear Days” in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

All references in this Schedule to a “meeting” shall, where the context so permits, include any relevant adjourned meeting.

Evidence of entitlement to attend and vote

2.

A holder of a Note (whether in definitive form or represented by a Global Note) which is held in an account with any Clearing System may require the issue by a Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3, the Principal Paying Agent and each Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any holder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Principal Paying Agent or any Paying Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Notes to which such Voting Certificate or Block Voting

Instruction relates and the Paying Agent with which such Notes have been deposited or the person holding Notes to the order or under the control of such Paying Agent or the Clearing System in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

Procedure for issue of Voting Certificates, Block Voting Instructions and Proxies

3.	(a)	Definitive Notes not held in a Clearing System - Voting Certificate

A holder of a Note in definitive form which is not held in an account with any Clearing System (not being a Note in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) may obtain a Voting Certificate in respect of such Note from a Paying Agent subject to such holder having procured that such Note is deposited with such Paying

Agent or (to the satisfaction of such Paying Agent) is held to its order or under its control upon terms that no such Note will cease to be so deposited or held until the first to occur of:

(i)	the conclusion of the meeting specified in such Voting Certificate; and

(ii)	the surrender of the Voting Certificate to the Paying Agent who issued the same.

(b)	Global Notes and definitive Notes held in a Clearing System - Voting Certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Principal Paying Agent in accordance with paragraph 3(d) of this Schedule) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Note by giving notice to the Clearing System through which such holder’s interest in the Note is held specifying by name a person (an Identified Person) (which need not be the holder himself) to collect the Voting Certificate and attend and vote at the meeting. The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Principal Paying Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System. The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes. Subject to receipt by the Principal Paying Agent from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Principal Paying Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

(c)	Definitive Notes not held in a Clearing System - Block Voting Instruction

A holder of a Note in definitive form which is not held in an account with any Clearing System (not being a Note in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) may require a Paying Agent to issue a Block Voting Instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by procuring that, not less than 48 Hours before the time fixed for the relevant meeting, such Note is held to the Paying Agent’s order or under its control, in each case on terms that no such Note will cease to be so deposited or held until the first to occur of:

(i)	the conclusion of the meeting specified in such Block Voting Instruction; and

(ii)

the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited or held Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(f) hereof of the necessary amendment to the Block Voting Instruction;

and instructing the Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment.

(d)	Global Notes and definitive Notes held in a Clearing System - Block Voting Instruction

A holder of a Note (not being a Note in respect of which a Voting Certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may require the Principal Paying Agent to issue a Block Voting Instruction in respect of such Note by first instructing the Clearing System through which such holder’s interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the Clearing System then in effect. Subject to receipt by the Principal Paying Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the Principal Paying Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

(e)

Each Block Voting Instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction proposes to vote, and in default the Block Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business. A copy of each Block Voting Instruction shall be deposited with the Trustee before the commencement of the meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Block Voting Instruction.

(f)

Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or of any of the instructions of the relevant holder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 Hours (in the case of a Block Voting Instruction) or 48 Hours (in the case of a proxy) before the time appointed for holding the meeting at which the Block Voting Instruction is to be used.

Convening of meetings, quorum and adjourned meetings

4.

The Issuer, the Guarantor or the Trustee may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than five per cent. in principal amount of the Notes for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven calendar days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Whenever the Issuer or the Guarantor is about to convene any such meeting the Issuer or the Guarantor, as the case may be, shall forthwith give notice in writing to the Trustee of the day, time and place (as applicable) thereof and of the nature of the business to be transacted thereat. Every physical meeting shall be held at a time and place approved by the Trustee. Every virtual meeting shall be held via an electronic platform and at a time approved by the Trustee. Every hybrid meeting shall be held at a time and place and via an electronic platform approved by the Trustee.

5.

At least 21 Clear Days’ notice specifying the day and hour of meeting shall be given to the holders prior to any meeting in the manner in which it is to be held, and if a physical meeting or hybrid meeting is to be held, the place of the meeting is to be held, the place of the meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 13 (Notices). Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, in the case of an Extraordinary Resolution, shall either specify in such notice the terms of such resolution or state fully the effect on the holders of such resolution, if passed. Such notice shall include statements as to the manner in which holders may arrange for Voting Certificates or Block Voting Instructions to be issued and, if applicable, appoint proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor). With respect to a virtual meeting or a hybrid meeting, each such notice shall set out such other and further details as are required under paragraph 23.

6.

A person (who may but need not be a holder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the holders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.

At any such meeting one or more Eligible Persons present and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business (including the passing of an Ordinary Resolution) and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons present and holding or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the following matters (each of which shall, subject only to subclause 19.2 and Clause 21, only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(a)

reduction or cancellation of the amount of principal or the rate of interest payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of maturity of the Notes or any date for payment of interest thereon or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(b)	alteration of the currency in which payments under the Notes and Coupons are to be made;

(c)	alteration of the majority required to pass an Extraordinary Resolution;

(d)	the sanctioning of any such scheme or proposal or substitution as is described in paragraphs 19(i) and (j) of this Schedule; and

(e)	alteration of this proviso or the proviso to paragraph 9 hereto,

the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Notes for the time being outstanding.

8.

If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 Clear Days nor more than 42 Clear Days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.

9.

At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present provided that at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 7 shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third of the principal amount of the Notes for the time being outstanding.

10.

Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

Conduct of business at meetings

11.

Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer, the Guarantor, the Trustee or any Eligible Person (whatever the amount of the Notes so held or represented by him).

12.

At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.

Subject to paragraph 15 hereof, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.

The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place; but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

15.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.

Any director or officer of the Trustee, its lawyers and financial advisors, any director or officer of the Issuer or, as the case may be, the Guarantor, their lawyers and financial advisors, any director or officer of any of the Paying Agents and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of “outstanding” in subclause 1.1.

17.	At any meeting:

(a)	on a show of hands every Eligible Person present shall have one vote; and

(b)

on a poll every Eligible Person present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate, in principal amount of the Notes held or represented by such Eligible Person.

Without prejudice to the obligations of the proxies named in any Block Voting Instruction, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

At a virtual meeting or a hybrid meeting, a resolution put to the vote of the meeting shall be decided on a poll in accordance with paragraph 23(c), and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.

18.

The proxies named in any Block Voting Instruction need not be holders. Nothing herein shall prevent any of the proxies named in any Block Voting Instruction from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

19.

A meeting shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 7 and 9 hereof) namely:

(a)	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor, the Trustee, any Appointee and the holders and Couponholders or any of them.

(b)

Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the holders, the Couponholders the Issuer or the Guarantor against any other or others of them or against any of their property whether such rights arise under these presents or otherwise.

(c)	Power to assent to any modification of the provisions of these presents which is proposed by the Issuer, the Guarantor, the Trustee or any holder.

(d)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(e)

Power to appoint any persons (whether holders or not) as a committee or committees to represent the interests of the holders and to confer upon such committee or committees any powers or discretions which the holders could themselves exercise by Extraordinary Resolution.

(f)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(g)

Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(h)

Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i)

Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(j)

Power to approve the substitution of an entity (other than an entity whose substitution has been approved by the Trustee without Noteholder consent in accordance with Condition 14 (Substitution)) for the Issuer and/or the Guarantor (or any previous substitute) as principal debtor and/or guarantor, as the case may be, under these presents.

20.

Any resolution passed at a meeting of the holders duly convened and held in accordance with these presents shall be binding upon all the holders whether or not present or whether or not represented at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Any duty derived from any principle of law or equity that would otherwise have the effect of requiring the holders of the Notes to exercise their powers to vote for or against any Extraordinary Resolution or any other resolution contemplated by this Trust Deed or the Conditions for the benefit or in the interests of any group or class of holders as a whole and not merely individual holders is excluded to the fullest extent permitted by law. Notice of the result of the voting on any resolution duly considered by the holders shall be published in accordance with Condition 13 (Notices) by the Issuer within 14 calendar days of such result being known, provided that the non-publication of such notice shall not invalidate such result.

21.

Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.

Subject to all other provisions of these presents the Trustee may (after consultation with the Issuer and the Guarantor where the Trustee considers such consultation to be practicable but without the consent of the Issuer, the Guarantor, the holders or the Couponholders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat as the Trustee may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 Hours and 48 Hours referred to in this Schedule of shorter periods). Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System. Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to holders in accordance with Condition 13 (Notices) at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.

23.	Additional provisions applicable to virtual meetings and/or hybrid meetings:

(a)

The Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion may decide to hold a virtual meeting or a hybrid meeting and, in such case, shall provide details of the means for Noteholders or their proxies or representatives to attend and participate in the meeting, including the electronic platform to be used.

(b)

Without prejudice to paragraph 16, the Issuer or the chairperson (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting or hybrid meeting and the suitability of the electronic platform. All documentation that is required to be passed between persons at or for the purposes of the virtual meeting or persons attending the hybrid meeting via the electronic platform (in each case, in whatever capacity) shall be communicated by email (or such other medium of electronic communication as the Trustee may approve), provided that the Issuer or its agent(s) shall be solely responsible for facilitating the distribution of all such documentation unless the meeting shall have been convened by the Trustee.

(c)

All resolutions put to a virtual meeting or a hybrid meeting shall be voted on by a poll in accordance with paragraphs 15 and 17 above and such poll votes may be cast by means as the Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion considers appropriate for the purposes of the virtual meeting or the hybrid meeting.

(d)

Persons seeking to attend or participate in a virtual meeting, or who seek to attend or participate in a hybrid meeting via the electronic platform, shall be responsible for ensuring that they have access to the facilities (including, without limitation, IT systems, equipment and connectivity) which are necessary to enable them to do so.

(e)

In determining whether persons are attending or participating in a virtual meeting or a hybrid meeting, it is immaterial whether any two or more persons attending it are in the same physical location as each other or how they are able to communicate with each other.

(f)

Two or more persons who are not in the same physical location as each other attend a virtual meeting or a hybrid meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.

(g)

The Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion may make any arrangements or take any steps as it considers appropriate to enable those attending a virtual meeting or a hybrid meeting to exercise their rights to speak or vote at it.

(h)

A person is able to exercise the right to speak at a virtual meeting or a hybrid meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule.

(i)	A person is able to exercise the right to vote at a virtual meeting or a hybrid meeting when:

(i)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(ii)

that person’s vote can be taken into account in determining whether or not such resolutions are passed contemporaneously with the votes of all the other persons attending the meeting who are entitled to vote at such meeting.

(j)

The Trustee shall not be responsible or liable to the Issuer or any other person for the choice or security of the electronic platform used for any virtual meeting or hybrid meeting or for accessibility or connectivity or the lack of accessibility or connectivity to any virtual meeting or hybrid meeting, notwithstanding any approval that may have been provided by the Trustee to the Issuer.

Schedule 4

Form of Directors’ Certificate

[ON THE HEADED PAPER OF THE [ISSUER/GUARANTOR]]

To:	The Law Debenture Trust Corporation p.l.c.
Eighth Floor,
100 Bishopsgate,
London EC2N 4AG,
United Kingdom

Attention: The Manager, Commercial Trusts (Ref: 206001)

[Date]

Dear Sir/Madam

Pearson Funding plc £350,000,000 5.375 per cent. Guaranteed Notes due 2034

This certificate is delivered to you in accordance with Clause 14(l) of the Trust Deed dated 12 September 2034 (the Trust Deed) and made between Pearson Funding plc (the Issuer), Pearson plc (the Guarantor) and The Law Debenture Trust Corporation p.l.c. (the Trustee). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that, to the best of our knowledge, information and belief:

(a)

as at [●][1], no Event of Default, Potential Event of Default or Change of Control Triggering Event existed [other than [●]][2] and no Event of Default, Potential Event of Default or Change of Control Triggering Event had existed at any time since [●][3] [the certification date (as defined in the Trust Deed) of the last certificate delivered under Clause [14(l)]][4] [other than [●]][5]; and

(b)	from and including [●][6] [the certification date of the last certificate delivered under Clause [14(l)]]4 to and including [●]7, each of the Issuer

1 Specify a date not more than 10 calendar days before the date of delivery of the certificate.

2 If any Event of Default, Potential Event of Default or Change of Control Triggering Event did exist, give details; otherwise delete.

3 Insert date of Trust Deed in respect of the first certificate delivered under Clause 14(l), otherwise delete.

4 Include unless the certificate is the first certificate delivered under Clause 14(l), in which case delete.

5 If any Event of Default, Potential Event of Default or Change of Control Triggering Event did exist, give details; otherwise delete.

6 Insert date of Trust Deed in respect of the first certificate delivered under Clause 14(l), otherwise delete.

7 Specify a date not more than 10 calendar days before the date of delivery of the certificate.

Pearson – Trust Deed – Signature Page

Signatories

EXECUTED as a DEED by	)
PEARSON FUNDING PLC	)
acting by:	)

Authorised Signatory

Authorised Signatory

EXECUTED as a DEED by	)
PEARSON PLC	)
acting by:	)

Authorised Signatory

Witness

EXECUTED as a DEED by	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c. acting by:	)

Director

Representing Law Debenture Corporate Services Limited, Secretary

Pearson – Trust Deed – Signature Page

Signatories

EXECUTED as a DEED by	)
PEARSON FUNDING PLC	)
acting by:	)

Authorised Signatory

Authorised Signatory

EXECUTED as a DEED by	)
PEARSON PLC	)
acting by:	)

Authorised Signatory

Authorised Signatory

EXECUTED as a DEED by	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c. acting by:	) Director

Representing Law Debenture Corporate Services Limited, Secretary